                                                                    EXHIBIT 10.5


CONFIDENTIAL

                                     LEASE
                                     -----

          LEASE, dated July 8, 1998, between JIM JOSEPH, not individually, but as TRUSTEE FOR THE JIM JOSEPH REVOCABLE TRUST, having an address c/o Interland, 1480 Drew Avenue, Suite 100 Davis, California 95616 ("Lessor") and AGRAQUEST, INC., a Delaware corporation, having an address at 1530 Drew Avenue, Davis, California 95616 ("Lessee")

          WHEREAS, Lessor is the owner of that certain parcel of real Premises consisting of approximately 1.28 acres located in the City of Davis, County of Yolo, and State of California, as more particularly described in Exhibit A
                                                                 ---------
annexed hereto and made a part hereof (the "Land"); and

          WHEREAS, Lessor is constructing on the Land, in accordance with the exhibits and outline described in Exhibit B annexed hereto and made a part
                                  ---------
hereof (the "Site Plan"), a building that will contain approximately 12,960 square feet of gross floor area, to be known as 1530 Drew Avenue (the "Building"); and certain tenant improvements therein in accordance with the plans and specifications described in Exhibit D annexed hereto, as the same may
                                      ---------
be modified pursuant to Paragraph 3.1 below. The Land, the Building and the Tenant Improvements (defined below) are collectively referred to hereinafter as the "Premises"; and

          WHEREAS, Lessor is willing to lease to Lessee the Premises on the terms set forth.

          NOW, THEREFORE, Lessor and Lessee hereby agree as follows:

          1.   Demise.
               ------

                     Lessor hereby leases to Lessee and Lessee hereby leases from Lessor (a) the Building, which shall include an area of approximately 12,960 square feet of gross floor area, as shown on the floor plan (the "Floor Plan") annexed hereto as Exhibit C, (b) the Tenant Improvements and the
                         ---------
exclusive use of the entire area of the Land shown on the site plan annexed hereto as Exhibit B (the "Site Plan").
          ---------

          2.   Term.
               ----

               2.1 The term of this Lease shall be a period of ten (10) years, commencing on the date (the "Commencement Date") on which the following event shall have occurred: (a) Lessor shall have received a final or temporary final certificate of occupancy or similar governmental authorization for the Building (including the Tenant Improvements, as hereinafter defined).

               2.2 Upon the satisfaction of the conditions described in Paragraph 2.1 above, Lessor and Lessee shall execute a Notice of Commencement Date specifying the actual Commencement Date of the Lease, in a form to be approved by Lessor and Lessee.

               2.3 On the Commencement Date of this Lease, Lessee shall pay to Lessor a deposit in the amount of One Hundred Eighty Five Thousand Seven Hundred Dollars, ($185,700.00). Provided Lessee is in compliance with all terms and provisions of this Lease, and is not in default hereunder, Lessor shall release to Lessee one quarter of the deposit, or Forty Six Thousand Four Hundred and Twenty-five Dollars, ($46,425.00), at the end of the 36th month, the 48th month, the 60th month and the 72nd month so that the total deposit in the amount of ($185,700.00) shall be returned to Lessee by the end of the 72nd month. The deposit shall be placed by Lessor into one-year interest earning certificates of deposit at Wells Fargo Bank or Bank of America, and annual interest shall be paid to Lessee within thirty days of the expiration of each one-year certificate of deposit.

          3.   Construction of Tenant Improvements.
               -----------------------------------

               3.1 (a) Lessor shall construct at its sole cost and expense the Building, in accordance with Exhibit B annexed hereto. Lessor shall also
                                 ---------
construct in the Building at its sole cost and expense except as specifically provided herein, the Tenant Improvements in accordance with the plans and specifications described in Exhibit D annexed hereto, as the same may be
                            ---------
modified in accordance with this Paragraph 3.1 (the "Plans and Specifications"), which Plans and Specifications have been approved by Lessor and Lessee. (Such construction of the Building and the Tenant Improvements is hereinafter referred to as the "Work".)

                     (b) Lessor shall file the Plans and Specifications with the appropriate governmental authorities and shall take whatever action shall be necessary (including paying all filing fees and other costs, and cooperating with Lessee in making any required modifications of the Plans and Specifications) to obtain and maintain all governmental permits and authorizations which may be required in connection with the Work.

                     (c) Lessor shall, with all due diligence, perform and complete the Work in a good and workmanlike manner, with only new materials, and free of all mechanics', materialmen's and other liens or claims. Lessor shall construct the Tenant Improvements according to Plans and Specifications approved by Lessee.

                     (d) In the performance of the Tenant Improvements, Lessor shall use all reasonable efforts to conform with the preliminary budget of $560,000.00 for the Tenant Improvements. If the final cost of the Tenant Improvements, including all necessary permits and design fees, exceeds the total allowance of $400,000.00, the additional cost shall be paid by Lessee to Lessor, prior to the Commencement of the term of this Lease.

                     (e) For the purposes of this Lease, the term "Tenant Improvements" shall be deemed to include only the items identified in Exhibit D
                                                                      ---------
annexed hereto. All other improvements necessary for or related to the Premises shall be deemed to be "Building" improvements as generally depicted in Exhibit B
                                                                       ---------
annexed hereto.

                     (f) Tenant Improvement construction cost shall be deemed to mean only the aggregate of the following costs incurred by Owner in connection with the Work:

                          (i)     Payments made to the general contractor,
subcontractors, materialmen, and suppliers;

                          (ii)    All fees, and all permits, licenses and
inspection costs paid to governmental entities exercising jurisdiction over the Work;

                          (iii)   Fees for engineers, architects and other
reasonably required professional consultants;

                          (iv)    Utility connection fees;

                          (v)     Signage, for interior and as required by code.

               3.2 Lessor will permit Lessee and Lessee's agents, suppliers, contractors and workmen to enter the Building prior to the Commencement Date to enable Lessee, at Lessee's sole expense, to install telephones, computers, alarm systems and certain other fixtures and equipment as may be required by Lessee to make the Building ready for Lessee's occupancy, provided that Lessee and its agents, contractors, workmen and suppliers shall exercise commercially reasonable efforts not to materially interfere with or delay the completion of construction of the Building or the Tenant Improvements to be done by Lessor, and to avoid material interference with any other activities of Lessor on the Land. If Lessor shall reasonably determine that any such material interference or delay has been or may be caused, Lessor shall notify Lessee in writing thereof, whereupon Lessee shall exercise commercially reasonable efforts to cause a termination or modification of the activities which have caused, or may cause, any such material interference or delay for as long as and to the extent as shall reasonably be necessary. If Lessee shall fail to cause a termination or modification of such activities, Lessor shall have the right, on written notice to Lessee, to cause Lessee or such agent, contractor, workman or supplier causing such material interference or delay to leave the Building for as long as and to the extent reasonably necessary to bring about a termination or modification of those activities which have caused, or may cause, any such material interference or delay. Lessee agrees that any such entry into the Building shall be at risk and Lessor shall not be liable in any way for any injury, loss or damage which may occur to any of Lessee's property or Lessee's installations made in the Building, unless such injury, loss or damage shall have been proximately caused by the negligence, gross negligence or intentional misconduct of Lessor or any agent, employee, contractor, subcontractor, licensee or invitee of Lessor. Subject to the conduct of Lessor referenced immediately above, Lessee agrees to indemnify, defend and hold Lessor harmless from and against all liabilities, costs, damages, fees and expenses arising out of the activities of Lessee or its agents, contractors, suppliers or workmen in or about the Building prior to the Commencement Date. In addition, prior to the initial entry to the Building by Lessee and by each agent, contractor, supplier or workman of Lessee pursuant to this Paragraph 3.2, Lessee shall furnish Lessor with certificates evidencing policies of insurance covering Lessor as an insured party with the following coverages and in the following amounts: (i) Combined Single Limit, Bodily Injury and Premises Damage Insurance in an amount not less than $1,000,000.00 per occurrence and $2,000.000.00 general aggregate; and (ii) Workers' Compensation Insurance in the amount of the statutory maximum with an employees liability coverage of at least $1,000,000.00.

          4.   Rent.
               ----

               4.1 (a) Lessee shall pay to Lessor as rent during the term of this Lease, the sum of $1,857,000.00 payable in advance in equal monthly installments on or before the first day of each month during the term hereof. The monthly rent for the first twelve months of the Lease shall be $15,475.00 per month. Said rent shall be subject to adjustment as provided in Subparagraph
(b) of this Paragraph 4, and shall be in addition to all other amounts (including, without limitation, real property taxes and assessments, utilities, and maintenance of the Premises, Parking Area and Common Area) required to be paid Lessee pursuant to the provisions of this Lease.

                     (b) On the first anniversary date of the Commencement Date (or, in the event said first anniversary date occurs on a date other than the first day of a calendar month, on the first day of the thirteenth full calendar month of the term of this Lease,) and on each succeeding anniversary date thereof, the annual rent for the next succeeding twelve-month period of the term of this Lease shall be increased by the percentage increase, if any, in the revised Consumer Price Index for All Urban Consumers--San Francisco, Oakland and San Jose Metropolitan Area, for all items (1982-84= 100) as published by the Untied States Department of Labor, Bureau of Labor Statistics, using the Consumer Price Index for the month and year in which the Commencement Date occurs, as the base with which all future comparisons will be made. In no event, however, shall the annual rent be less than the amount paid in the previous year. In the event the index specified above is either unavailable or is no longer published, the most comprehensive official index then published by the United States Department of Labor, Bureau of Labor Statistics which mostly clearly approximates the Index specified above shall be substituted in place thereof. The rental increase referred to herein shall be calculated on a cumulative basis, but in no event will it exceed Four Percent (4%) nor be less than Two Percent (2%) in any one lease year.

                     (c) If the term of this Lease commences on a date other than the first day of a calendar month, rent for the period from the date of commencement of the term hereof through the last day of the calendar month in which such term commences shall be prorated on the basis of a thirty-day month, and rent for the first full or fractional month of the term of this Lease shall be payable on the date of commencement of said term. In the event the term of this Lease ends on a day other than the last day of the calendar month, rent for the period from the first day of the last calendar month of such term to the end of such term shall be prorated on the basis of a thirty-day month.

                     (d) The installments of the rent specified herein shall be paid, without deduction or offset, and without prior notice or demand to Lessor at 1480 Drew Avenue, Suite 100, Davis, California 95616, or at such other address as Lessor may from time to time specify by written notice to Lessee. All amounts of money payable by Lessee to Lessor hereunder, if not paid when due, shall bear interest from the due date until paid at the rate of 10% per annum.

          5.   First Right of Refusal.
               ----------------------

               5.1 Provided that Lessee is not in default under this Lease, Lessor hereby grants to Lessee the exclusive right, at Lessee's option, to negotiate a lease for a building on the remaining unimproved portion of Lot 6 of University Research Park. Upon receipt by Lessor of a written offer by any party for purchase or build-to-suit of the remainder of Lot 6, or should Lessor elect to build a speculative building, Lessor shall notify Lessee, in writing, by certified mail, whereupon Lessee shall have sixty (60) days from the date such notice is mailed in which to exercise Lessee's right to negotiate a lease for said remainder of Lot 6. Lessee shall exercise its right to negotiate a lease by notifying Lessor, in writing, and by certified mail, within the initial sixty
(60) day period. In the event Lessee fails or declines to exercise its right of first refusal to negotiate a lease for said lot, Lessor shall be free to enter into lease negotiations with other interested parties. Lessee's rental rate per square foot for any additional building or facility must exceed the rental rate per square foot of the written offer by another party. In the event Lessor and Lessee enter into lease negotiations and terms mutually agreeable to the parties cannot be reached within an additional sixty (60) days, commencing upon Lessor's receipt of Lessee's intent to exercise this first right of refusal, Lessor shall be free to enter into lease negotiations with other interested parties.

               5.2 Lessee shall pay all holding costs associated with the entirety of Lot 6, including, but not limited to, real property taxes, bonds, landscaping, and City of Davis service fees. In the event Lessor elects to cause Lot 6 to be divided and a parcel map to be recorded, Lessee's holding costs shall be reduced according to its prorata share. Lessor shall be solely liable for all costs associated with a parcel lot split.

          6.   Use; Compliance with Law: Condition of the Premises.
               ---------------------------------------------------

               6.1 The Building shall be used and occupied only for office, light assembly, research, and related purposes, or any other use which is reasonably comparable, and for no other purpose. The Parking Area shall be used only for the parking of automobiles by Lessee, or Lessee's employees, invitees or guests, and for vehicular ingress and egress, and only as an incident to Lessee's use and occupation of the Building. The Common Area (exclusive of any landscaped areas) shall be used only for pedestrian circulation and as eating and break areas by Lessee, or Lessee's employees, invitees or guests, only as an incident to Lessee's use and occupation of the Building.

               6.2 (a) Lessor warrants to Lessee that the Premises, in its state existing on the Commencement Date, shall not violate any covenants or restrictions of record, or any applicable building codes, regulations or ordinances in effect on the Commencement Date. In the event it is determined that this warranty has been violated, then it shall be the obligation of the Lessor, after written notice from Lessee, at Lessor's sole cost and expense, to rectify promptly any such violation. In the event Lessee does not give to Lessor written notice of the violation of this warranty within one (1) year after the

Commencement Date, the correction of same (other than Latent Defects) shall be the obligation of Lessee at Lessee's sole cost subject to Paragraph 6.2 (b) below.

                     (b) Except as provided in Paragraph 6.2 (a), Lessee shall, at Lessee's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, covenants, and restrictions of record, and requirements in effect during the term or any part of the term hereof, regulating the use by Lessee of the Building (collectively, "Legal Requirements") except that Lessee shall not be required to make any capital improvements of the Premises or the Building, or any alterations of the structure, foundation, exterior walls or exterior roof of the Building, in order to so comply. Except to the extent set forth in the preceding sentence, Lessor shall, at its sole cost and expense, comply with all present and future regulations, rules, laws, ordinances, and requirements of all governmental authorities (including, without limitation state, municipal, county and federal governments and their departments, bureaus, boards and officials) applicable to the Building or Premises. Lessee shall not use nor permit the use of the Building in any manner that will create waste or a nuisance.

                     (c)  (i)     Lessee shall have the right after prior
written notice to Lessor, to contest, by appropriate legal proceedings diligently conducted in good faith, as its own cost and expense, the validity or application of any Legal Requirement with which Lessee is required to comply, provided that:

                                  (A)  Such contest shall not subject Lessor to
any criminal penalty; and

                                  (B)  Lessee shall obtain and maintain during
the pendency of any such contest a bond (or other security satisfactory to Lessor) in form and amount and issued by a surety company reasonably satisfactory to Lessor, indemnifying and protecting Lessor, the Land and the Building, from and against any and all damages, expenses, losses, injuries, fees, including, but not limited to, reasonable attorneys' fees, penalties, actions, causes of action, suits, costs, claims or judgments arising from such contest or Lessee's compliance with any such Legal Requirements.

                          (ii)    Lessor shall execute and deliver reasonably
appropriate papers which may be necessary to permit or enable Lessee so to contest the validity or application of any such Legal Requirement, provided Lessor shall be reasonably satisfied with the contents of such papers and Lessee shall indemnify and save Lessor, the band and the Building, harmless from any costs and expenses in connection therewith including, but not limited to, reasonable attorneys' fees.

               6.3 (a) Lessor shall deliver the Building to Lessee clean and free of debris on the Commencement Date, and Lessor further warrants to Lessee that the plumbing, lighting, air conditioning, heating and loading, doors in the Building shall be in good operating condition on the Commencement Date. In the event that it is determined that this warranty has been violated, then it shall be the obligation of Lessor, after receipt of written notice from Lessee setting forth with specificity the nature of the violation, at Lessor's sole cost, to rectify promptly such violation. Lessee's failure to give such written notice to Lessor within one (1) year after the Commencement Date shall cause the conclusive presumption that Lessor has complied with all of Lessor's obligations under this Paragraph 6.3 (other than with respect to Latent Defects).

                     (b) Except as otherwise provided in this Lease, Lessee hereby accepts the Building in its condition existing as of the Commencement Date, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Building, and any covenants or restriction of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the present or future suitability of the Building for the conduct of Lessee's business.

          7.   Maintenances: Repairs and Alterations.
               -------------------------------------

               7.1 (a) Lessee shall keep in good order, condition and repair the (i) Building and every part thereof, except for the foundation and the roof, which shall be Lessor's responsibility, including, without limiting the generality of the foregoing, all plumbing, heating, air conditioning (Lessee shall procure and maintain, at Lessee's expense, an air conditioning system maintenance contract), ventilating, electrical and lighting systems, and all equipment, fixtures, walls (interior and exterior), ceilings, floors, windows, doors, plate glass and skylights; (ii) the Parking Area; and (iii) the Common Area, including, without limitation, all landscaping and other improvements on the Common Area. Lessee shall perform any and all roof maintenance necessary to keep drains flowing. Lessor shall repair roof leaks or other necessary roof repairs and shall be responsible for any repair or defect in the foundation. To facilitate the performance by Lessee of those obligations of Lessee arising under this Paragraph 7.1, on the Commencement Date, Lessor shall assign to Lessee (to the extent assignable) all of Lessor's right, title and interest in and to all contracts, warranties and guaranties made by or received from any third party with respect to the Building, the Parking Area and the Common Area (collectively, the "Guaranties").

                     (b) All of Lessee's obligations to maintain and repair shall be accomplished at Lessee's sole expense. If Lessee fails to maintain and repair the interior of the Premises, Lessor may on ten (10) days prior notice, except that no notice shall be required in case of emergency, enter the Premises and perform such repair and maintenance on behalf of Lessee. In such case, Lessee shall reimburse Lessor for all costs so incurred within thirty (30) days of receipt of a written demand therefor.

               7.2 On the Expiration Date, or on any sooner termination of this Lease in accordance with the terms hereof, Lessee shall surrender the Building, the Parking Area and the Common Area to Lessor in the same condition as when received, ordinary wear and tear excepted, clean and free of debris. Lessee shall repair any damage to the Building, the Parking Area and the Common Area occasioned by the removal of Lessee's trade fixtures, furnishing and equipment. Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, air conditioning and plumbing in the Building in good operating condition, ordinary wear and tear excepted.

               7.3 If Lessee fails to perform Lessee's obligations under this Paragraph 7, Lessor may, at its option (but shall not be required to), enter upon the Building, after ten (10) days' prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), to perform such obligations on Lessee's behalf, and the cost thereof together with interest thereon at the annual rate of two percent (2%) in excess of the Wells Fargo Prime Rate shall become due and payable as additional rental to Lessor together with Lessee's next rental installment. Notwithstanding anything to the contrary contained in this Paragraph 7.3, in the event that any maintenance or repairs required to be performed by Lessee pursuant to Paragraph 7.1 above cannot reasonably be completed within ten (10) days after Lessee's receipt of Lessor's notice with respect therein, Lessor shall not be permitted to exercise its right to perform such maintenance and repairs so long as Lessee shall have promptly commenced to perform such maintenance or repair obligation after discovery of the necessity therefor, Lessee at all times exercises commercially reasonable efforts to prosecute such maintenance or repairs to completion as promptly as possible, and Lessee completes such maintenance or repairs within ninety (90) days after its discovery of the need therefor.

               7.4 Except for the obligations of Lessor under Paragraphs 6.2(a), 6.3(a), 9 and 14, and except for any damage caused by Lessor or any of Lessor's agents, employees, contractors, suppliers, workmen, invitees or licensees, it is intended by the parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Building or the equipment therein, whether structural or non-structural, the Parking Area or the Common Area, all of which obligations are intended to be that of the Lessee under Paragraph 7.1 hereof. Lessee expressly waives the benefit of any statute now or hereinafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Building, the Parking Area, and/or the Common Area in good order, condition and repair.

               7.5 (a) Lessee shall not, without Lessor's prior written consent, make any alterations, improvements or additions (collectively, "Alterations") in on or about the Building other than non-structural Alterations. In any event, except for the installation of any sign thereon, Lessee shall make no change or alteration to the exterior of the Building without Lessor's prior written consent. Lessor may require that Lessee remove any or all of said Alterations, including, without limitation, any signs installed on the Building, at the expiration of the term, and restore the Building to its prior condition, normal wear and tear excepted. Should Lessee make any Alterations requiring Lessor's prior approval without such approval, Lessor may require that Lessee remove any or all of the same at Lessee's sole cost and expense.

                     (b) Any Alterations in or about the Building that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent, the consent shall be deemed conditioned upon Lessee acquiring, if required, a permit to make such Alterations from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work and the compliance by Lessee with all conditions of said permit in a prompt and expeditious manner.

                     (c) Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Building, which claims are or may be secured by any mechanic's or materialmen's lien against the Building, or any interest therein. Lessee shall give Lessor not less than ten (10 days written notice prior to the commencement of any work in the Building, and Lessor shall have the right to post notices of non-responsibility in or on the Building as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, defend itself and Lessor against the same and shall pay and satisfy any adverse judgment that may be rendered thereon before the enforcement thereof against Lessor or the Land, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond reasonably satisfactory to Lessor in an amount equal to such contested lien, claim or demand. In addition, Lessor may require Lessee to pay Lessor's reasonable attorneys' fees and costs in participating in such action if Lessor shall decide it is in its best interest to do.

                     (d) Unless Lessor requires their removal, as set forth in Paragraph 7.5(a), all Alterations (including, without limitation, the Tenant Improvements) which may be made on or in the Building, shall become the property of Lessor and remain upon and be surrendered with the Building at the expiration of the term. Notwithstanding the provisions of this Paragraph 7.5(d), Lessee's machinery and equipment, other than that which is affixed to the Building so that it cannot be removed without material damage to the Building, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of Paragraph 7.2.

               8.1 Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease a policy of Combined Single Limit, Bodily Injury and Property Damage insurance insuring Lessor and Lessee against any liability arising out of Lessee's use, occupancy or maintenance of the Building, the Parking Area and the Common Area. Such insurance shall be a combined single limited policy in an amount not less than $1,000,000.00 per occurrence, and not less than $2,000,000.00 general aggregate, naming Lessor as additional insured.

               8.2 (a) Lessee shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises, in the amount of the full replacement value thereof, as the same may exist from time to time, which replacement value shall be, when the Building is completed not less than the full replacement cost on the Building including either the waiver of co-insurance clause or agreed amount clause with a deductible of no more than $1,000.00, with twelve (12) months of rental income coverage benefiting Lessor, against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (in the event same is required by a lender having a lien on the Building), and special extended perils ("all risk" as such term is used in the insurance industry). Said insurance shall provide for payment of loss thereunder to Lessor or to the holders of mortgages or deeds of trust on the Building. If Lessee shall fail to procure and maintain said insurance,

Lessor may, but shall not be required to, procure and maintain the same, but at the expense of Lessee. Lessee shall be liable for such deductible amount except if the loss or damage is proximately caused by the negligence, gross negligence or intentional misconduct of Lessor or Lessor's authorized agent.

                     (b) In addition to the foregoing, Lessee shall insure its fixtures, equipment and the Tenant Improvements.

               8.3 Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of at least A Class VIII or better, or such other rating as may be required by a lender having a lien on the Building, as set forth in the most current issue of "Best's Insurance Guide". Notwithstanding anything to the contrary contained herein, Lessor acknowledges that Lessee's current blanket insurance policy, a schedule of which is annexed hereto as Exhibit E, shall, when Lessor is added as an additional insured and when the
---------
Building is included in such policy, satisfy the requirements of this Paragraph
8. No such policy shall be canceled or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with renewals or "binders" thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee upon demand.

               8.4 Each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty. To the extent that such insurance is in force and collectible and to the extent permitted by law, Lessor and Lessee each hereby releases and waives all right of recovery against the other or anyone claiming through or under the other by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if the insurance policies of Lessor and Lessee provide that such release or waiver does not invalidate the insurance. Each party agrees to use its commercially reasonable efforts to include in its applicable insurance policies such a provision. If the inclusion of said provision would involve an additional expense, either party, at its expense, may require such provision to be inserted in the other's policy.

               8.5 (a) Lessee shall indemnify, defend, protect and hold harmless Lessor from and against any and all claims, demands, costs, damages or liabilities arising from (i) Lessee's use of the Building, the Parking Area or the Common Area, (ii) any breach or default in the performance of any obligations on Lessee's part to be performed under the terms of this Lease, or
(iii) any negligence of Lessee, or any of Lessee's agents, employees, contractors, subcontractors, invitees or licensees in. or about the Building, the Parking Area or the Common Area. Notwithstanding the foregoing, Lessee shall not be required to indemnify Lessor against any such claims, demands, costs, damages or liabilities to the extent that any such claims, demands, costs, damages or liabilities arise from the negligence, gross negligence or intentional misconduct of Lessor or his agents, employees, contractors, subcontractors, invitees or licensees.

                     (b) Lessor shall indemnify, defend, protect and hold harmless Lessee from and against all claims, demands, costs, damages or liabilities arising from (i) Lessor's use of the Building, the Parking Area or the Common Area, (ii) any breach or default in the performance of any obligations on Lessor's part to be performed under the terms of this Lease, or
(iii) any negligence of Lessor, or any of Lessor's agents, employees, contractors, subcontractors, invitees or licensees in or about the Building, the Parking Area or the Common Area. Notwithstanding the foregoing, Lessor shall not be required to indemnify Lessee against claims, demands or costs, damages or liabilities to the extent that any such claims, demands, costs, damages or liabilities arise from the negligence, gross negligence or intentional misconduct of Lessee or his agents, employees, contractors, subcontractors, invitees or licensees.

                     (c) Each party shall give the other prompt written notice of any event, or assertion of which it has knowledge concerning any claim, demand, cost, damage or liability or other obligation as to which he may request indemnification under this Lease. In the case of any third-party suit, proceeding, claim or assertion which is covered by the indemnifying party's indemnity in this Lease, the other party shall cooperate with the indemnifying party in determining the validity of such claim or assertion. The indemnifying party shall have the right to control the conduct of such defense with counsel reasonably satisfactory to the other party (it being understood that counsel approved by the indemnifying party's insurer shall be deemed to be reasonably satisfactory counsel). The other party shall have the right, at its expense, to participate in such defense with counsel of its choice; provided, however, that the indemnifying party shall bear the reasonable fees and expenses of such counsel if representation by such counsel is appropriate in view of possible or actual conflicts of interest between the indemnifying party and the other party. The other party shall not settle or compromise any such third party suit, proceeding, claim or assertion for which the other party will seek indemnification hereunder from the indemnifying party without the prior consent of the indemnifying party. If the other party has a right against a third party (including any insurer) with respect to any matter to which any indemnity under this Lease applies, such indemnity shall be net of any amounts recovered from third parties (including any insurer) and any amounts paid to the other party by the indemnifying party shall entitle the indemnifying party, to the extent of such indemnity, to be subrogated to the rights of the other party to the extent the indemnifying party can legally do so.

               8.6 Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Premises, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents, or contractors, whether such damages or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or light fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Building, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee. In the event of any injury or damage, Lessor shall indemnify, defend, protect hold harmless Lessee from and against all claims, demands, costs, damages or liabilities in connection therewith, and the provisions of Paragraph 8.5(b) above shall be applicable as to such indemnification under this Paragraph 8.6, with Lessor being the indemnifying party and Lessee being the indemnified party.

          9.   Damage or Destruction.
               ---------------------

               9.1   Definitions.

                     (a) "Premises Partial Damage" shall mean damage or destruction to the Premises to the extent that the cost of repair is less than fifty percent (50%) of the then replacement cost of the Premises as a whole.

                     (b) "Premises Total Destruction" shall mean damage or destruction to the Premises to the extent that the cost of repair is fifty percent (50%) or more of the then replacement cost of the Premises as a whole.

                     (c) "Insured Loss" shall herein mean damage or destruction which was caused by an event required to be covered by the insurance described in Paragraph 8.

               9.2 Subject to the provisions of Paragraphs 9.4, 9.5 and 9.6, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of Premises Partial Damage, then Lessor shall, at Lessor's expense, as promptly as is reasonably practicable, repair such damage, but not Lessee's fixtures or equipment unless the same have become Lessor's property pursuant to Paragraph 7.5(d), and this Lease shall continue in full force and effect. Notwithstanding the above, except if the damage shall have been caused by the negligence or willful act of Lessor or his agents, employees, contractors, subcontractors, licensees or invitees, if the insurance proceeds received by Lessor are not sufficient to complete such repair, Lessor shall give notice to Lessee of the amount required in addition to the insurance proceeds to complete such repair along with evidence of such insufficient funds. Lessee shall contribute the required amount to Lessor within ten (10) days after Lessee has received notice from Lessor of the shortage in the insurance. When Lessee shall contribute such amount to Lessor, Lessor shall complete such repair as soon as reasonably possible. Lessee shall in no event have any right to reimbursement for any such amounts so contributed.

               9.3 Subject to the provisions of Paragraphs 9.4, 9.5 and 9.6, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Partial Damage, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may at Lessor's option either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or
(ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease. In the event Lessor elects to give such notice of Lessor's intention to cancel and terminate this Lease, Lessee shall have the right within ten (10) days after its receipt of such notice, to give written notice to Lessor of Lessee's intention to repair such damage at Lessee's expense, without reimbursement from Lessor, in which event this Lease shall continue in full force and effect, and Lessee shall proceed to make such repairs as soon as reasonably possible. If Lessee does not give such notice within such ten (10) day period this Lease shall be canceled and terminated at the end of such ten
(10) day period. Notwithstanding anything to the contrary in the foregoing, in the event that any Premises Partial Damage is caused by a negligent or willful act of Lessor or his agents, employees, contractors, subcontractors, licensees or invitees, then Lessor shall repair such damage in accordance with the requirements of this Paragraph 9.3, and Lessor shall not have the election to terminate this Lease as hereinabove set forth.

               9.4 If at any time during the term of this Lease there is damage, whether or not an Insured Loss (including destruction required by any authorized public authority), which falls into the classification of Building Total Destruction, this Lease shall terminate automatically as of the date of such total destruction.

               9.5 If at any time during the last two (2) months of the term of this Lease there is damage, whether or not an Insured Loss, which falls within the classification of Building Partial Damage and which will cost in excess of $10,000.00 to repair, Lessor may, at Lessor's option, cancel and terminate this Lease by giving written notice to Lessee of Lessor's election to do so within thirty (30) days after the date of occurrence of such damage.

               9.6 (a) In the event of damage described in Paragraph 9.2 or 9.3, and Lessor or Lessee repairs or restores the Building pursuant to the provisions of this Paragraph 9, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Lessee's use of the Building is impaired. Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

                     (b) If Lessor shall be obligated to repair or restore the Building under the provisions of this Paragraph 9 and shall not commence such repair or restoration within sixty (60) days after the occurrence of the damage or destruction to the Building, or, having so commenced, shall fail to complete such repair or restoration within six (6) months after the occurrence of such damage or destruction, in addition to any other remedies Lessee may have, Lessee may at Lessee's option cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to fifteen (15) days after the expiration of such sixty (60) day or six (6) month period, as the case may be. In such event this Lease shall terminate as of the date of such notice.

               9.7 Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor.

               9.8 Lessor and Lessee waive the provisions of any statutes which relate to termination of leases when leased Premises is destroyed and agree that such event shall be governed by the terms of this Lease.

          10.  Real Property Taxes.
               -------------------

               10.1 (a) Lessor and Lessee acknowledge that the Land and the remainder of Lot 6 constitute a single tax lot for real property taxation purposes. Lessee shall pay to Lessor annually as its share of the Real Property Tax, as hereinafter defined, an amount equal to 100% of such Real Property Tax. Lessor shall furnish Lessee with copies of the tax bill(s) from which the determination of the Real Property Tax shall be made, and Lessee shall pay to Lessor, not later than ten (10) days prior to the delinquency date of such Real Property Tax, the applicable amount. If Lessee shall fail timely to pay its share of such Real Property Tax, Lessor shall have the right to pay the same, in which case Lessee shall repay such amount to Lessor with Lessee's next rent installment together with interest at the rate of two percent (2%) per annum in excess of the Wells Fargo Prime Rate.

               10.2 Lessee shall have the right to contest or review by legal proceedings, or in such other manner as it may deem suitable (which, if instituted, Lessee shall conduct promptly at its own expense, and free of any expense to Lessor, and, if necessary, in the name of Lessor), any Real Property Tax. Lessee may defer payment to Lessor of its share of a contested item upon condition that, before instituting any such proceedings, Lessee shall furnish to Lessor security reasonably satisfactory to Lessor, sufficient to cover the amount of the contested item or items, with interest and penalties, for the period which such be expected to take, securing payment of such contested items, interest and penalties, and all costs in connection therewith. Notwithstanding the furnishing of any such security other than a cash deposit (which cash deposit Lessee may request Lessor to hold in an interest-bearing account), Lessee shall promptly pay to Lessor its share of such contested item or items if at any time the Land, the Building or any improvements on the Land shall be in danger of being sold, forfeited or otherwise lost or Lessor shall be subjected to criminal liability for such nonpayment. If, however, Lessee shall have made a cash deposit, in any such event Lessee may pay such contested item or items out of such deposit. Upon termination of any such contest, Lessee shall pay the amount of its share of such contested items, as finally determined in such proceeding to be due, together with its share of the costs, fees, interest, penalties and other liabilities incurred in connection therewith. When any such contested item or items shall have been paid or canceled, any balance of any such cash deposit not so applied shall, if Lessee shall have requested that such cash deposit no so applied shall, be held in an interest-bearing account, be repaid to Lessee with all interest earned thereon. Lessor, at Lessee's expense, but without separate charge to Lessee for Lessor's cooperation, will cooperate with Lessee and execute and deliver any appropriate papers which may be reasonably necessary or proper to permit Lessee to contest any such Real Property Tax. The legal proceedings herein referred to shall include appropriate proceedings to review tax assessments and appeals from orders therein and appeals from any judgments, decrees or orders, but all such proceedings shall be begun as soon as reasonably possible after the imposition or assessment of any contested item and shall be prosecuted to final adjudication or settlement with reasonable dispatch. If there shall be any refund with respect to any contested item, Lessee shall be entitled to its proportionate share thereof.

               10.3 As used herein, the term "Real Property Tax" shall mean all taxes levied upon or with respect to the Land and assessments, as described below. Real Property Taxes shall include only all general real property taxes, and general and special assessments other than those initiated or consented to by Lessor after the date of this Lease, fees or assessments for transit, housing, police, fire, or other governmental services or benefits to the Land, the Building or other improvements on the Land that are now or hereafter levied or assessed against Lessor by the United States of America, the State of California, or any political subdivision, public corporation, district, or any other political or public entity, and shall also include any other tax, fee, or other excise that may be levied or assessed as a substitute for a Real Property Tax, whether or not now customary or in the contemplation of the parties on the date of this Lease. Real Property Tax shall not include, without limitation, any franchise, transfer, inheritance, or capital stock taxes or income taxes measured by the net income of Lessor from all sources or any other taxes, assessments, fees, or other charges not in the nature of a real estate tax on land or on a building.

Lessee shall not be liable for any increase in Real Property Tax arising from any transfer or other conveyance by Lessor which may result in a change of ownership or otherwise result in an increase in such assessment of the Property during the term of this Lease.

               10.4 (a) Lessee shall pay prior to delinquency all taxes assessed against and levied upon the trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Building, or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

                     (b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessor shall send Lessee a written statement setting forth the taxes applicable to Lessee's personal property, along with evidence thereof, and Lessee shall pay to Lessor such taxes not later than ten (10) days prior to the delinquency date of the payment of such taxes.

          11.  Utilities.
               ---------

                     Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Building and the Land. Lessor shall not be in default hereunder or be liable for any damages directly nor indirectly resulting from, nor shall the Rent be abated by reason of (1) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (ii) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Lessor, or by the making of necessary repairs or improvements to the Premises, or the Building, or (iii) the limitation, curtailment, or rationing of, or restrictions on, the use of water, electricity, gas of any other form of energy serving the Premises, or the Building, so long as such interruption in services, or failure to furnish or delay in furnishing such services is not due to negligence or willful misconduct of Lessor.

          12.  Assignment and Subletting.
               -------------------------

               12.1 Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all of any part of Lessee's interest in this Lease or in the Building without Lessor's prior written consent, which consent shall not be unreasonably withheld. It shall be reasonable for Lessor to withhold his consent to any proposed assignment or subletting if the financial strength and credit history of the proposed assignee or sublessee is less favorable than Lessee, or if the proposed assignee or sublessee is less experienced than Lessee in the operation of a business. Lessor shall respond to Lessee's request for consent hereunder in a timely manner, and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a material breach of this Lease.

               12.2 Notwithstanding the provisions of Paragraph 12.1 hereof, Lessee may assign this Lease or sublet the Building, or any portion thereof, without Lessor's consent, to any entity which controls, is controlled by or is under common control with Lessee, or to any entity resulting from a merger or consolidation with Lessee, or to any person or entity which acquires all the assets of Lessee as a going concern of the business that is being conducted in the Building, provided that said assignee assumes, in full, the obligations of Lessee under this Lease. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease.

               12.3 Regardless of Lessor's consent, no subletting or assignment shall release Lessee of Lessee's obligation or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision hereof. Consent to one
( I ) assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of a default by any assignee of Lessee or any successor of Lessee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee. Lessor may consent to the subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with an assignee of Lessee, without notifying Lessee, or any successor of Lessee, and without obtaining its or their consent thereto and such action shall not relieve Lessee of liability under this Lease.

          13.  Defaults: Remedies.
               ------------------

               13.1 The occurrence of any one (1) or more of the following events shall constitute a material default and breach of this Lease by Lessee:

                     (a)  The abandonment of the Building by Lessee.

                     (b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Lessor to Lessee. Such written notice shall not constitute a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes.

                     (c) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in Paragraph 13.1(b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion within ninety (90) days after receipt of Lessor's written notice of default.

                     (d)  (i)     The making by Lessee of any general
arrangement or assignment for the benefit of creditors; (ii) Lessee becomes a "debtor" as defined in 12 U.S.C. (S)101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Building, or of Lessee's interest in this Lease, where possession is not restored to Lessee within sixty (60) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Building, or of Lessee's interest in this Lease, where such seizure is not discharged within sixty (60) days. Provided, however, in the event that any provision of this Paragraph 13.1 (d) is contrary to any applicable law, such provision shall be of no force or effect.

                     (e) The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lessee, any sublessee of Lessee or any successor in interest of Lessee, or any of them, was materially false.

               13.2  Remedies.  In the event of any such material default or
                     --------
breach by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach:

                     (a) Terminate Lessee's right to possession of the Building and use of the Parking Area and Common Area, by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Building and use of the Parking Area and Common Area, to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default, including, but not limited to, the cost of recovering possession of the Building, the Common Area and the Parking Area; expenses of reletting, including necessary renovation and alteration of the Building, reasonable attorney's fees, and any real estate commission actually paid (provided that Lessor shall use commercially reasonable efforts to relet the Building as and to the extent required by law for a term or terms which may be less than or may exceed the period which would otherwise have constituted the balance of this Lease). Any other amount reasonably necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom; and with respect to this Lease that portion of the brokerage commission, if any, paid by Lessor applicable to the unexpired term of this Lease.

                     (b) Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Building. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

                     (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State of California. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lessee shall bear interest from the date due at the rate of two percent (2%) per annum in excess of the Wells Fargo Prime Rate.

               13.3 Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within, if not otherwise specified herein, a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are reasonably required for performance, then, subject to Paragraph 9.6(b) above, Lessor shall not be in default if Lessor commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

               13.4 Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Building. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to three percent (3%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights or remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding Paragraph 4 or any other provision of this Lease to the contrary.

               13.5 In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of rent or any other monetary obligation of Lessee tinder the terms of this Lease during the term of this Lease, Lessee shall pay to Lessor, if Lessor shall so request, in addition to any other payments required under this Lease, a monthly advance installment, payable at the same time as the monthly rent, as estimated by Lessor, for Real Property Taxes and insurance expenses on the Building which are payable by Lessee under the terms of this Lease. Such fund shall be established to insure payment when due, before delinquency, of any or all such Real Property Taxes and insurance premiums. If the amounts paid to Lessor by Lessee under the provisions of this Paragraph 13.5 are insufficient to discharge the obligations of Lessee to pay such Real Property Taxes and insurance premiums, as the same become due, Lessee shall pay to Lessor, upon Lessor's demand, such additional sums necessary to pay such obligations. All moneys paid to Lessor under this Paragraph 13.5 may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a default in the obligations of Lessee to perform under this Lease, then any balance remaining from funds paid to Lessor under the provisions of this Paragraph 13.5 may, at the option of Lessor, be applied to the payment of any monetary default of Lessee in lieu of being applied to the payment of Real Property Tax and insurance premiums.

          14.  Condemnation.
               ------------

                     If the Building or any portion thereof is taken under the power of eminent domain ("Condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the Building, or more than twenty-five percent (25%) of the land area of the Common Area which is not occupied by any building, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing only within thirty (30) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Building or Common Area, as applicable, remaining, except that the rent shall be reduced in the proportion that the floor area of that portion of the Building or Common Area, as applicable, taken bears to the total floor area of the Building or Common Area, as applicable. No reduction of rent shall occur if the only area taken is that which does not have a building located thereon. Any award for taking of all or any part of the Building or Common Area, as applicable, under the power of eminent domain or any payment made under the threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any award for loss or damage to Lessee's trade fixtures, removable personal property, or any improvements to the Building (excluding the Tenant Improvements) constructed by Lessee at Lessee's sole cost and expense in accordance with the terms and conditions of this Lease. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Building caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority.

          15.  Broker.
               ------

                     Lessor and Lessee represent to the other that no broker represents Lessee and Donald C. Lewis represents Lessor, and that there was no other broker, finder, consultant or similar person entitled to a commission, fee or other compensation in connection with the consummation of this Lease. Lessor and Lessee shall indemnify the other against all costs, expenses, damages and liabilities, including reasonable attorneys' fees and costs, arising from any claims for brokerage commissions, finder's fees or other compensation resulting from or arising out of any conversations, negotiations or actions had by the indemnifying party or any one acting on behalf of such party with any broker, finder, consultant or similar person other than Donald C. Lewis. The provisions of this Paragraph 15 shall survive the expiration or earlier termination of this Lease.

          16.  Estoppel Certificate.
               --------------------

               16.1 Lessor and Lessee shall at any time, upon not less than twenty (20) days prior written notice from the other party, execute, acknowledge and deliver to such party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) (ii) stating the date to which Base Rent and additional rent and other charges are paid in advance, if any, and (iii) acknowledging that there are not, to such party's knowledge, any uncured defaults on the part of the other party hereunder, or specifying, such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser, sublessor or encumbrances of the Building, and by any prospective assignee of this Lease.

               16.2 At Lessor's option, Lessee's failure to deliver such statement within such time shall be a material breach of this Lease or shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessee's performance, and (iii) that not more than one (1) month's rent has been paid in advance, or such failure may be considered by Lessor as a default by Lessee under this Lease.

               16.3 Lessor's failure to deliver such statement within such time shall be conclusive upon Lessor that (i) this Lease is in full force and effect, without modification except as may be represented by Lessee, and (ii) there are no uncured defaults hereunder on the part of Lessee.

          17.  Lessor's Liability.
               ------------------

                     The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title, and except with respect to any indemnification obligation of Lessor based on an event occurring prior to any transfer of such title or interest, in the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the transferor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessee or the then transferor after the time of such transfer, in which Lessee has an interest, shall be delivered to the transferee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

          18.  Severability.
               ------------

                     The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

          19.  Interest on Past-Due Obligations.
               --------------------------------

                     Except as expressly herein provided, any amount due to Lessor not paid when due (after any applicable notice and grace period) shall bear interest at the rate equal to the lesser of (i) two percent (2%) per annum over the Wells Fargo Prime Rate from the date due (after any applicable notice and grace period), or (ii) the maximum rate of interest then allowable by law. Payment of such interest shall not excuse or cure any default by Lessee under this Lease.

          20.  Incorporation of Prior Agreement: Amendments.
               --------------------------------------------

                     This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither Lessor or any employees or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use of the Building, Common Area or Parking Area by Lessee. Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Building and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease, except as otherwise specifically stated in this Lease.

          21.  Notice.
               ------

               21.1 All bills, statements, notices, demands, requests, consents or other communications given or required to be given under this Lease shall be effective only if given in writing and sent by (a) certified or registered U.S. mail, postage prepaid, return receipt requested, (b) personal delivery, or (c) a recognized national overnight courier service, addressed as follows:

                     (i)      If to Lessee:

                              AgraQuest, Incorporated
                              1530 Drew Avenue
                              Davis, California 95616
                              Attention: Pam Marrone, President
                                         Bruce Holm, Chief Financial Officer

                     (ii)     If to Lessor:

                              Jim Joseph, Trustee of The Jim Joseph Revocable Trust c/o Interland
                              1480 Drew Avenue, Suite 100
                              Davis, California 95616
                              Attention: Mr. Donald C. Lewis

                              With a copy to:

                              Steefel, Levitt & Weiss
                              One Embarcadero Center
                              29th Floor
                              San Francisco, California 94111
                              Attention: Alvin T. Levitt, Esq.

               21.2 Any such bill, statement, notice, demand, request, consent or other communication shall be deemed to have been rendered or given on the date which is three (3) business days after the date mailed, one (1) business day after deposit with a courier service (or if the same is not a business day, then on the next business day after delivery) or on the date of personal delivery (or if the same is not a business day, then on the next business day after delivery), or on the date sent by facsimile, followed by U.S. mail, as the case may be. Either party may change its address for delivery by giving notice to the other party as provided in Paragraph 21.1 above, except that upon Lessee's taking possession of the Building, the Building shall constitute Lessee's address for notice purposes.

          22.  Waiver.
               ------

               No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or any subsequent breach by Lessee of the same or any other provision. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessee's knowledge of such preceding breach at the time of acceptance of such rent.

          23.  Recording.
               ---------

               Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes.

          24.  Holding Over.
               ------------

               If Lessee, with Lessor's consent, remains in possession of the Building or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month-to-month upon all the provisions of this Lease pertaining to the obligations of Lessee.

          25.  Cumulative Remedies.
               -------------------

               No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

          26.  Binding Effect: Choice of Law.
               -----------------------------

               Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Paragraph is, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California.

          27.  Subordination.
               -------------

               (a) This Lease, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Land and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Building shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

               (b) Lessee agrees to execute any documents required to effectuate an attornment, a subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Lessee's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Lessee hereunder.

          28.  Attorney's Fees.
               ---------------

               If either party brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, or trial or appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the court.

          29.  Lessor's Access.
               ---------------

               Lessor and Lessor's agents shall have the right to enter the Building at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or lessees, and making such repairs to the Building as Lessor may have the right to do under this Lease. Lessor may at any time place on or about the Building any ordinary "For Sale" signs and Lessor may at any time during the last ninety (90) days of the term hereof place on or about the Building any ordinary "For Lease" signs, all without rebate of rent or liability to Lessee. Lessor shall provide Lessee with not less than four (4) hours, prior telephonic notice prior to entering the Premises as permitted hereunder. No such entry by Lessor permitted hereunder shall interfere unreasonably with Lessee's use, occupation or quiet enjoyment of the Premises.

          30.  Signs.
               -----

               Lessee shall have the right, without Lessor's consent, to place any sign(s) on or in the Building provided that such sign(s) comply with all local ordinances; and further provided that Lessee shall remove such signs at Lessee's sole cost and expense upon the expiration or earlier termination of this Lease and repair any damage to the Building caused by the installation or removal of such signs.

          31.  Merger.
               ------

               The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

          32.  Consents.
               --------

               Wherever in this Lease the consent of one (1) party is required to an act of the other party, such consent shall not be unreasonably withheld or delayed.

          33.  Quiet Possession.
               ----------------

               Upon Lessee paying the rent due hereunder and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Building, the Parking Area and the Common Area, for the entire term hereof Subject to all of the provisions of this Lease.

          34.  Common Area Rules.
               -----------------

               Lessee agrees that Lessee will abide by, keep and observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, care, and cleanliness of the Common Area and the Parking Area, and any common area within the Building if any portion of the

Building is occupied by any Lessee other than Lessee. The violations of any such rules and regulations shall be deemed a material breach of this Lease by Lessee. Lessor agrees that it shall enforce all such rules and regulations equitable between all parties subject to those rules and regulations.

          35.  Security Measures.
               -----------------

               Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of Lessee, its agents and invitees from acts of third parties.

          36.  Easements.
               ---------

               Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, right, dedications, maps and restrictions do not unreasonably interfere with the use of the Building, the Parking Area or the Common Area by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to do so shall constitute a material breach of this Lease.

          37.  Performance Under Protest.
               -------------------------

               If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right of the part of said party to institute suit for recovery of such suit. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

          38.  Authority.
               ---------

               Each individual executing this Lease on behalf of Lessee represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity. Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor evidence of such authority reasonably satisfactory to Lessor.

          39.  Hazardous Materials.
               -------------------

               39.1 "Hazardous Materials" shall mean (a) any oil, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which cause the Building to be in violation of any Hazardous Materials Laws; (b) asbestos in any form which is or during the term of this Lease becomes friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of federal or California standards, whichever is more stringent, or radon gas; (c) any chemical, material or substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials, "extremely hazardous waste", "restricted hazardous waste, or toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. {{9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. {{1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. {{6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. {{1251, et seq.; Sections 25115, 25117, 25122.7, 25140, 25249.8, 25281, 25316, 25501, and 25316
of the California Health and Safety Code; and Article 9 or Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20; or (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority having jurisdiction over the Building.

               39.2 "Hazardous Materials Claims" shall mean any and all enforcement, cleanup, removal, remedial or other governmental or regulatory actions, agreements or orders threatened, instituted or completed pursuant to any Hazardous Materials Laws, together with any and all claims made or threatened by any third party against Lessor, Lessee or the Building arising out of a violation of any Hazardous Materials Law.

               39.3 "Hazardous Materials Laws" shall mean any federal, state or local laws, ordinances, regulations or policies relating to the environment, health and safety, any Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) or to industrial hygiene or the environmental conditions on, under or about the Building, including, without limitation, soil, groundwater and indoor and ambient air conditions.

               39.4 Lessee shall immediately advise Lessor in writing of (i) any and all Hazardous Materials Claims, (ii) the presence of any Hazardous Materials on, under or about the Building in accordance with, without limitation, the requirements of California Health and Safety Code Section 25359.7, (iii) any remedial action taken by Lessee in response to any (A) Hazardous Materials on, under or about the Building or (B) Hazardous Materials Claims, (iv) Lessee's discovery of the presence of Hazardous Materials on, under or about any Premises adjoining the Building, and (v) Lessee's discovery of any occurrence or condition on any Premises adjoining the Building that could cause the Building any part thereof to be as "border-zone property" tinder the provisions of Health and Safety Code, Sections 25220 et seq. or any adopted in
                                                     -------
accordance therewith, or to be otherwise any restrictions on the ownership, occupancy, or use of the Building under any Hazardous Materials Laws. In addition, Lessee shall provide Lessor with copies of all communications with federal, state and local governments or agencies relating to Hazardous Materials Laws and all communication with any person relating to Hazardous Materials Claims.

               39.5 Lessee shall promptly take any and all necessary remedial action in response to the discharge, deposit, injection, dumping, spilling, leaking, disposal or release of any Hazardous Materials by Lessee or any of Lessees agents, employees, contractors, subcontractors, suppliers, invitees, licensees or guests, on, under or about the Land, including, without limitation, the Building and any off-site contamination resulting therefrom. In the event Lessee takes any such remedial action, Lessee shall conduct and complete such remedial action (i) in compliance with all applicable federal, state and local laws, regulations, rules, ordinances and policies, and (ii) in accordance with the orders and directives of all federal, state and local governmental authorities. For the purposes of this Paragraph 39.5, Lessee shall be deemed to have taken all necessary remedial action if Lessee shall have reduced any discharged, deposited, injected, dumped, spilled, leaked, disposed of, or released Hazardous Material to the lowest maximum level of concentration required for such Hazardous Material by any applicable Hazardous Materials Law or federal, state or local governmental authorities having jurisdiction over the Land and any other areas that may be contaminated; provided, however, that if there shall be no such maximum level of concentration, then (A) Lessee shall have 180 days to obtain rulings from all governmental agencies having jurisdiction over the Land and any other areas that may be contaminated with respect to such level and thereafter shall promptly reduce such Hazardous Material to the lowest maximum level set forth in such rulings, or (B) if Lessee is unable timely to obtain such rulings, Lessee shall promptly reduce such Hazardous Material to a level agreed to by Lessor and Lessee, or (C) if Lessor and Lessee cannot agree to a level of concentration, then Lessee shall promptly reduce each Hazardous Material for which a level is not otherwise established in accordance with this Paragraph 39 to a level thereafter agreed to by a governmental agency having jurisdiction over the Land and any other area that may be contaminated. Nothing contained in this Paragraph 39.5 shall be deemed to amend, modify or limit in any way whatsoever the indemnification obligations of Lessee arising under Paragraph 39.6 below.

               39.6 Lessee shall not create or permit to continue in existence any lien upon the Building imposed pursuant to any Hazardous Materials Law; provided, however, that Lessee may, at its expense, contest the validity of any such lien by appropriate legal proceedings promptly initiated and conducted in good faith and with due diligence, in which case Lessee shall, at its sole cost and expense, defend itself and Lessor against the same and shall pay and satisfy or comply with any adverse judgment that may be rendered thereon before the enforcement thereof against Lessor or the Land, provided that Lessor is reasonably satisfied that (i) neither the Land nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost as a result of such contest, and (ii) Lessee shall have posted a bond or furnished such other security as may be reasonably required from time to time by Lessor and is reasonably satisfactory to Lessor.

               39.7 Lessor shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims.

               39.8 Lessee shall protect, indemnify and hold Lessor, its directors, officers, employees and agents, and any successors to Lessor's interest in the Building, and any other person who acquires any portion of the Building, and any successors to any such other person, and all directors, officers, employees and agents of all of the aforementioned indemnified parties, harmless from and against any and all actual or potential claims, liabilities, damages, losses, fines, penalties, judgments, awards, costs and expenses (including, without limitation, attorneys, fees and costs and expenses of investigation) which arise out of or relate in any way to any use, handling, production, transportation, disposal or storage of any Hazardous Materials in or on the Building whether by Lessee or any of Lessee's agents, employees, contractors, subcontractors, suppliers, invitees or licensees, including, without limitation, (i) all foreseeable and all unforeseeable consequential damages directly or indirectly arising out of (a) the use generation, storage, discharge or disposal of Hazardous Materials by Lessee, or any of Lessee's agents, employees, contractors, subcontractors, suppliers, invitees or licensees on or about the Building, or (b) any residual contamination affecting, any natural resource or the environment, and (ii) the costs of any required or necessary repair, cleanup, or detoxification of the Building and the preparation of any closure or other required plans. In addition, Lessee agrees that in the event any Hazardous Material is caused to be removed from the Building by Lessee, Lessor or any other person, the number assigned by the Environmental Protection Agency to such Hazardous Material shall be solely in the name of Lessee and Lessee shall assume any and all liability for such removed Hazardous Material. Lessee understands and agrees that its liability to the aforementioned indemnified parties shall arise upon the earlier to occur of (a) discovery of any Hazardous Materials on, under or about the Building, or (b) the institution of any Hazardous Materials Claim, and not upon the realization of loss or damage.

               39.9 Except as required by law or by a governmental agency or as otherwise provided herein, Lessee shall not, without the prior written consent of Lessor, divulge any information or release any written material regarding matters pertaining to the discharge, deposit, injection, dumping, spilling, leaking, disposal or release of any Hazardous Materials on, under, about or in the vicinity of the Land, to any person, entity or governmental agency or authority. All reports, data, samples and memoranda concerning such matters shall be the property of Lessor. Lessee shall not enter into any agreements with any governmental agencies or authorities relating to such matters without Lessor's prior written consent.

               39.10 Lessee's obligations under this Paragraph 39 shall survive the expiration or earlier termination of this Lease.

          40.  Lessor's Representations. Covenants and Warranties Pertaining to
               ----------------------------------------------------------------
Hazardous Materials.
-------------------
                     Lessor hereby represents, covenants and warrants as follows:

                     (a) To the best of Lessor's knowledge, without any investigation or inquiry, (i) no Hazardous Materials have been spilled, disposed of, or stored, on, under, or at the Land, whether by accident, burying, drainage, or storage in containers, tanks or holding areas, or by any other means whatsoever; and (ii) the Land has never been used as a dump or landfill. Notwithstanding the foregoing, Lessee hereby acknowledges that Lessor has disclosed to Lessee that the Land was used at one time for farming purposes and, in that connection, it is likely that certain unknown pesticides and/or herbicides may have been discharged on the Land and that traces thereof may remain on, under, or at the Land.

                     (b) Lessor shall take any and all necessary remedial action required by any Hazardous Materials Laws in response to the presence of any Hazardous Materials on, under or about the Land or the Building existing on or before the Commencement Date, and as required by any federal, state or local governmental entity having jurisdiction over the Land or the Building, at the time, in the manner and to the extent required by any such governmental entity.

          41.  ARBITRATION OF DISPUTES.
               -----------------------

               41.1 THE PARTIES HERETO SHALL NOT BE DEEMED TO HAVE AGREED TO DETERMINATION BY ARBITRATION OF ANY DISPUTE ARISING OUT OF THIS LEASE UNLESS DETERMINATION IN SUCH MANNER SHALL HAVE BEEN SPECIFICALLY PROVIDED FOR IN THIS LEASE.

               41.2 THE PARTY DESIRING ARBITRATION SHALL GIVE NOTICE TO SUCH EFFECT TO THE OTHER PARTY AND SHALL IN SUCH NOTICE APPOINT A PERSON AS ARBITRATOR ON ITS BEHALF. WITHIN TEN (10) DAYS AFTER SUCH NOTICE IS GIVEN, THE OTHER PARTY BY NOTICE TO THE ORIGINAL PARTY SHALL APPOINT A SECOND PERSON AS ARBITRATOR ON ITS BEHALF. THE ARBITRATORS THUS APPOINTED SHALL APPOINT A THIRD PERSON, AND SUCH THREE (3) ARBITRATORS SHALL AS PROMPTLY AS POSSIBLE DETERMINE SUCH MATTER, PROVIDED, HOWEVER, THAT:

                     (a) IF THE SECOND ARBITRATOR SHALL NOT HAVE BEEN APPOINTED AS AFORESAID, THE FIRST ARBITRATOR SHALL PROCEED TO DETERMINE SUCH MATTER; AND

                     (b) IF THE TWO ARBITRATORS APPOINTED BY THE PARTIES SHALL BE UNABLE TO AGREE, WITHIN TEN (10) DAYS AFTER THE APPOINTMENT OF THE SECOND ARBITRATOR, UPON THE APPOINTMENT OF A THIRD ARBITRATOR, THEY SHALL GIVE WRITTEN NOTICE TO THE PARTIES OF SUCH FAILURE TO AGREE, AND, IF THE PARTIES FAIL TO AGREE UPON THE SELECTION OF SUCH THIRD ARBITRATOR WITHIN TEN (10) DAYS AFTER THE ARBITRATORS APPOINTED BY THE PARTIES GIVE NOTICE AS AFORESAID, THEN WITHIN FIVE
(5) DAYS THEREAFTER EITHER OF THE PARTIES, UPON NOTICE TO THE OTHER PARTY, MAY REQUEST SUCH APPOINTMENT BY THE AMERICAN ARBITRATION ASSOCIATION (OR ANY ORGANIZATION SUCCESSOR THERETO), OR IN THE ABSENCE, REFUSAL, FAILURE OR INABILITY TO ACT OF SUCH ORGANIZATION, MAY APPLY FOR A COURT APPOINTMENT OF SUCH ARBITRATOR.

               41.3 EACH ARBITRATOR SHALL BE A FIT PERSON WHO SHALL HAVE HAD AT LEAST 10 YEARS' EXPERIENCE IN THE STATE OF CALIFORNIA IN A CALLING CONNECTED WITH THE MATTER OF THE DISPUTE, AND, IN ADDITION, THE THIRD ARBITRATOR SHALL BE IMPARTIAL.

               41.4 THE ARBITRATION SHALL BE CONDUCTED, TO THE EXTENT CONSISTENT WITH THIS PARAGRAPH 41, IN ACCORDANCE WITH THE THEN PREVAILING COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION (OR ANY ORGANIZATION SUCCESSOR THERETO). THE DECISION AND AWARD SHALL BE RENDERED BY THE ARBITRATORS, UPON THE CONCURRENCE OF AT LEAST TWO OF THEIR NUMBERS, WITHIN THIRTY (30) DAYS. AFTER THE APPOINTMENT OF THE THIRD ARBITRATOR OR IN THE CASE OF A DETERMINATION BY A SINGLE ARBITRATOR

PURSUANT TO PARAGRAPH 41.2(a) ABOVE, WITHIN THIRTY (30) DAYS AFTER THE EXPIRATION OF THE PERIOD DURING WHICH A SECOND ARBITRATOR MAY BE APPOINTED. SUCH DECISION AND AWARD SHALL BE IN WRITING AND SHALL BE FINAL AND CONCLUSIVE ON THE PARTIES, AND COUNTERPART COPIES THEREOF SHALL BE DELIVERED TO EACH OF THE PARTIES. IN RENDERING SUCH DECISION AND AWARD, THE ARBITRATORS SHALL NOT ADD TO, SUBTRACT FROM OR OTHERWISE MODIFY THE PROVISIONS OF THIS LEASE. JUDGMENT MAY BE HAD ON THE DECISION AND AWARD OF THE ARBITRATOR(S) SO RENDERED IN ANY COURT OF COMPETENT JURISDICTION.

               41.5 EACH PARTY SHALL PAY THE FEES AND EXPENSES OF THE ARBITRATOR APPOINTED BY OR FOR SUCH PARTY. THE FEES AND EXPENSES OF THE THIRD ARBITRATOR AND ALL OTHER EXPENSES OF THE ARBITRATION (OTHER THAN THE FEES AND DISBURSEMENTS OF ATTORNEYS OR WITNESSES FOR EACH PARTY) SHALL BE BORNE BY THE PARTIES EQUALLY.

               NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "`ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE. "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

                              LESSOR:  /s/ DCL


                              LESSEE: /s/ PM

          42.  Force Majeure.
               -------------

                     In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war on other reason beyond the reasonable control of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Paragraph 42 shall not operate to excuse Lessee from the payment of Base Rent, additional rent or any other payments required by the terms of this Lease within the time periods and otherwise in accordance with the requirements of this Lease.

          43.  Successors and Assigns.
               ----------------------

                     Subject to the provisions of Paragraph 12 hereof, this Lease and all of the provisions hereof shall bind and inure to the benefit of the successors and assigns of each of Lessor and Lessee.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND BY EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES COVERED BY THIS LEASE.

                     IN WITNESS WHEREOF, Lessor and Lessee have executed and delivered this Lease on the date first above written.



                      /s/ Jim Joseph by Donald C. Lewis
                      -------------------------------------
                      Jim Joseph "LESSOR" Trustee,
                      The Jim Joseph Revocable Trust  [Attorney in Fact]


                      /s/ Pamela Marrone
                      -------------------------------------
                      Pam Marrone, "LESSEE" President
                      AgraQuest, Incorporated